UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

The KEYW Holding Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-34891	27-1594952
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1334 Ashton Road, Suite A
Hanover, MD  21076
(Address of Principal Executive Offices) (Zip Code)

(443) 270-5300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2011, The KEYW Holding Corporation entered into a new $50 million Credit Agreement, and a corresponding Security Agreement, with Bank of America, N.A.  The facility provides for borrowings of up to $50 million, with an accordion feature providing for an additional $25 million in borrowings under conditions specified in the Credit Agreement.  The borrowing availability under the facility is based on a multiple of trailing twelve months EBITDA.  The interest charged on borrowings under the Credit Agreement will bear interest at either the LIBOR rate plus 200-300 basis points, based on total leverage, or a base rate plus 100-200 basis points, based on total leverage.  In addition, the Company is required to pay, quarterly in arrears, a fee of 0.25 percent per annum on the average daily unused portion of the commitment under the Agreement.  The Credit Agreement will terminate no later than February 28, 2014.

Pursuant to the Credit and Security Agreements, all borrowings are collateralized by all assets of the Company and its subsidiaries.  The Credit Agreement includes customary restrictions regarding additional indebtedness, business operations, permitted acquisitions, liens, guaranties, and transfers and sales of assets, as well as maintaining its primary accounts with the Lender.  The Company is currently in compliance and intends to maintain compliance with these covenants and financial ratio.  The Credit Agreement contains customary events of default which would permit the Lender to accelerate repayment under the Agreement if not cured within applicable grace periods, including the failure to make timely payments under the Agreement or failure to satisfy covenants.

The foregoing description of the provisions of the Credit and Security Agreements is qualified in its entirety by reference to the full and complete terms of the Agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the press release announcing the new credit facility is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement and Security Agreement  is incorporated by reference into this Item 2.03.

Exhibit No.	Description

10.1 10.2 99.1
Credit Agreement between The KEYW Holding Corporation and Bank of America, N.A.

Security Agreement between The KEYW Holding Corporation and Bank of America, N.A.

Press Release dated March 2, 2011, “KEYW Closes New $50 Million Credit Facility”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The KEYW Holding Corporation

Date: March 2, 2011	By:	/s/ Leonard E. Moodispaw
	Name:	Leonard E. Moodispaw
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1 10.2 99.1
Credit Agreement between The KEYW Holding Corporation and Bank of America, N.A.

Security Agreement between The KEYW Holding Corporation and Bank of America, N.A.

Press Release dated March 2, 2011, “KEYW Closes New $50 Million Credit Facility”.